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                                                                     Exhibit J.1


INDEPENDENT AUDITORS' CONSENT
----------------------------

We consent to the use in this Post-Effective Amendment No. 24 to Registration Statement No. 811-3070 of the Hilliard-Lyons Government Fund, Inc. (the "Fund") on Form N-1A of our report dated September 27, 2002, appearing in the annual report to shareholders of the Fund for the year ended August 31, 2002, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, which are part of such Registration Statement.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
December 27, 2002